Exhibit 99.1

FOR FURTHER INFORMATION

AT CBRE REALTY FINANCE:

Michael Angerthal

Chief Financial Officer

(860) 275-6222

michael.angerthal@cbrerealtyfinance.com

THURSDAY, MARCH 13, 2008

CBRE REALTY FINANCE, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2007 RESULTS

Financial Results and Other Significant Events:

•	Fourth quarter net loss of ($17.8) million, or ($0.59) per diluted common share;

•	Recorded a $19.7 million provision for loan losses;

•	Fourth quarter AFFO totaled ($11.9) million, or ($0.39) per diluted common share;

•	In January 2008, amended its existing credit facility extending the maturity date to March 31, 2009;

•	In the first quarter 2008, rating agencies affirmed notes issued by Company’s $1.0 billion collateralized debt obligation (“CDO”);

•	Book value per diluted common share was $7.00 at December 31, 2007;

•	In January 2008, the Company completed sale of Rodgers Forge for $45.0 million resulting in net cash proceeds of $8.1 million.

Hartford, CT, March 13, 2008 – CBRE Realty Finance, Inc. (NYSE: CBF) today reported results for the fourth quarter and full year ended December 31, 2007.

CBRE Realty Finance reported net loss for the fourth quarter of ($17.8) million, or ($0.59) per diluted common share. Net loss from continuing operations for the fourth quarter was ($13.7) million, or ($0.45) per diluted common share. The fourth quarter results include the impact of Rodgers Forge and Monterey assets that became classified as discontinued operations in the fourth quarter when the Company committed to a plan to exit these investments.

Net loss for the full year was ($70.8) million, or ($2.33) per diluted common share. Net loss from continuing operations for the full year was ($11.3) million, or ($0.37) per diluted common share. The full year results include the impact of Rodgers Forge and Monterey assets that became classified as discontinued operations in the fourth quarter when the Company committed to a plan to exit these investments.

Adjusted funds from operations (“AFFO”), which exclude the results of discontinued operations, for the fourth quarter of 2007 was ($11.9) million, or ($0.39) per diluted common share. AFFO for the full year ended December 31, 2007 was ($0.8) million, or ($0.03) per diluted common share.

Kenneth J. Witkin, president and chief executive officer commented, “My top priority since joining the Company has been to increase the Company’s focus on asset and risk management. Given this challenging environment, we are making regular assessments and prudent decisions with respect to the composition and quality of our portfolio. The Board and management are committed to doing what is in the best interests of the Company and our stockholders, and we are taking the appropriate actions to recognize and optimize the value of our assets.

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CBRE Realty Finance, Inc.

“At the same time, we continue to take the necessary steps to strengthen our financial condition and ensure the required liquidity to manage and grow our portfolio. With the reduction in our short-term debt and the sale of Rodgers Forge and the resolution of Monterey in progress, we will be able to focus on our core business and will be better positioned to navigate the turbulent conditions that currently exist in our marketplace,” Mr. Witkin added.

Operating Results

Debt and CMBS investments generated investment income of $35.9 million and net investment income of $11.4 million for the fourth quarter. Net investment income represents investment income from the Company’s debt and CMBS investments, less interest expense on the Company’s borrowings related to these investments.

Interest expense on borrowings related to the Company’s debt and CMBS investments was $24.5 million for the fourth quarter 2007 and reflects interest expense on $1.34 billion of investment grade notes issued by the Company’s two CDOs, borrowings under the secured warehouse repurchase facility and $50.0 million of trust preferred securities.

At December 31, 2007, the Company’s debt-to-book equity ratio was 7.3x compared to 5.6x in the previous quarter. Adjusting book equity for temporary mark-to-markets in the Company’s CMBS and derivative portfolio, the Company’s debt-to-book equity ratio was 4.9x at December 31, 2007 compared to 4.7x in the previous quarter.

The weighted average borrowing cost for the Company’s secured debt and long-term financing was 6.1 percent for the quarter ended December 31, 2007 compared to 6.3 percent in the previous quarter.

Loan Portfolio

The Company’s loan portfolio is comprised solely of commercial real estate with no sub-prime exposure.

At December 31, 2007, the Company’s loan portfolio equaled $1.4 billion and consisted of 46.0 percent floating rate and 54.0 percent fixed rate loans, with a weighted average maturity of 3.1 years. The loan portfolio has a weighted average loan-to-value ratio of 70.3 percent compared to 70.0 percent in the previous quarter and is comprised of 64.7 percent first mortgages and 35.3 percent structured debt. The Company’s loan portfolio has loans scheduled to mature without extension options totaling $11.7 million in 2008 and $21.6 million in 2009.

As of December 31, 2007, the Company had one $42.8 million B-note that was non-performing. As of the date of this release, this investment is unencumbered on the Company’s balance sheet. As of December 31, 2007, the Company also had one $40.0 million mezzanine loan and one $12.0 million whole loan on its watch list. As of the date of this release, both watch list assets at December 31, 2007 have been classified as non-performing bringing the Company’s total non-performing loans to $94.8 million, representing 4.6 percent of total assets.

After extensive internal review, the Company recorded a combined $19.7 million reserve on the non-performing loans. Of this reserve, $19.2 million is specifically attributable to the Company’s $82.8 million Macklowe exposure.

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CBRE Realty Finance, Inc.

CMBS Portfolio

At December 31, 2007, the Company’s CMBS portfolio had a carrying value of $236.1 million. The average vintage of the underlying collateral is 33 months with 67.0 percent of the portfolio being investment grade. The underlying loan delinquency of the portfolio is 0.09 percent compared to the market average of 0.43 percent. The entire CMBS portfolio is term financed within the Company’s two CDOs.

Joint Venture Investment Portfolio

At December 31, 2007, the Company had $77.2 million invested in joint venture equity investments with a carrying value of $66.0 million. The Company continues to explore opportunities to monetize or exit these investments. During the 2007 fourth quarter and full year 2007, the Company’s consolidated and unconsolidated investments in joint ventures contributed to AFFO ($0.7) million, or ($0.02) per diluted common share, and $1.1 million, or $0.03 per diluted common share, respectively.

Liquidity and Funding

At December 31, 2007, the Company had approximately $25.9 million of cash and cash equivalents available and $137.0 million of restricted cash. The restricted cash is comprised primarily of $40.6 million of escrow reserve requirements related to tenant improvements and leasing reserves on a number of the Company’s first mortgage loans and $79.7 million of cash available in its two CDOs. In addition, within its second CDO, the Company had available $49.0 million of revolving capacity specifically designated to fund future financing commitments on its existing loan portfolio. This undrawn capacity covers substantially all of the Company’s future commitments on its loan portfolio. Currently, the Company has $21.5 million of cash and cash equivalents available.

Loan and CMBS prepayments, sales, and amortization payments totaled $133.5 million during the fourth quarter 2007.

As of today, approximately 95 percent of the Company’s loan and CMBS portfolio is match funded and term financed through its issuance of $1.34 billion of long-term CDO bonds. The weighted average financing costs of these facilities is approximately 44.4 basis points over the applicable LIBOR benchmarks with reinvestment periods remaining of greater than 3.0 years in its first CDO and 4.0 years in its second CDO.

In the first quarter of 2008, all three major rating agencies affirmed all classes of notes issued by the Company’s $1.0 billion CDO which closed on April 2, 2007.

At December 31, 2007, the Company had $144.2 million outstanding on its warehouse line. Since that time, the Company has reduced the amount outstanding by approximately $108.1 million primarily through planned portfolio repayments and early borrower prepayments. Currently, there is $36.1 million of debt outstanding under the facility. The Company’s remaining $78.3 million of assets financed by this facility are currently 46.1 percent levered in aggregate.

The Company also noted that it has retained Goldman Sachs as its financial advisor to assist the Company with its strategic and operational initiatives. The Company’s Board of Directors, together with its outside advisors, will be working to identify and evaluate a wide range of strategic and operational initiatives to enhance shareholder value.

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CBRE Realty Finance, Inc.

Dividends

On December 20, 2007, the Company announced that its Board of Directors declared a cash dividend of $0.21 per share of common stock, payable with respect to the quarter ended December 31, 2007. The dividend was paid on January 15, 2008 to stockholders of record as of December 31, 2007.

The Company paid cash dividends totaling $0.80 per share for the full year 2007.

Conference Call Details

CBRE Realty Finance will host a conference call on Thursday, March 13, 2008, at 9:00 a.m. Eastern Time to discuss fourth quarter and full year 2007 financial results. The call can be accessed live by dialing 913-312-0962 or by visiting the company’s website at http://www.cbrerealtyfinance.com.

Investors may access a replay by dialing 719-457-0820, passcode 7255470, which will be available through March 20, 2008. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement (the “2008 Proxy Statement”) relating to its 2008 annual meeting of stockholders, which has not yet been scheduled. The Company, its directors and certain of its officers may be deemed, under the SEC’s rules, to be participants in a solicitation of proxies from its stockholders in connection with the 2008 annual meeting of stockholders. Information regarding those directors and officers and their respective interests is set forth in the Schedule 14A filed by the Company with the SEC on February 4, 2008. Investors should read the 2008 Proxy Statement when it becomes available because it will contain important information. Investors can obtain the Schedule 14A and, after it is filed, will be able to obtain the 2008 Proxy Statement for free at the SEC’s website at www.sec.gov and the Company’s website at www.cbrerealtyfinance.com.

About CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc. is a commercial real estate specialty finance company primarily focused on originating, acquiring, investing in, financing and managing a diversified portfolio of commercial real estate-related loans and securities. CBRE Realty Finance has elected to qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. CBRE Realty Finance is externally managed and advised by CBRE Realty Finance Management, LLC, an indirect subsidiary of CB Richard Ellis Group, Inc. and a direct subsidiary of CBRE/Melody & Company. For more information on the Company, please visit the Company’s website at http://www.cbrerealtyfinance.com.

Non-GAAP Financial Measures

During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures, such as FFO and AFFO in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on page 8 of this release.

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Forward-Looking Information

This press release contains forward-looking statements based upon the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The factors that could cause actual results to vary from the Company’s forward-looking statements include the Company’s future operating results, its business operations and prospects, general volatility of the securities market in which the Company invests and the market prices of its common stock, the Company’s ability to begin making investments in the future, availability, terms and development of short-term and long-term capital, availability of qualified personnel, changes in the industry, interest rates, the debt securities, credit and capital markets, the general economy or the commercial finance and real estate markets specifically, performance and financial condition of borrowers and corporate customers, increased prepayments of the mortgage and other loans underlying the Company’s investments, the status of the class action lawsuit, the potential derivative shareholder claim and other lawsuits relating to Arbor Realty Trust Inc.’s hostile activity and any future litigation that may arise, the outcome of a potential proxy fight over director nominees, the ultimate proceeds of the sale of assets underlying the Company’s $40 million mezzanine investment and $42.8 million B-note investment, and other factors, which are beyond the Company’s control. The Company undertakes no obligation to publicly update or revise any of the forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission.

Financial Tables Follow…

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CBRE Realty Finance, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share and share data)

	For the Three Months Ended December 31, 2007	For the Three Months Ended December 31, 2006	For the Twelve Months Ended December 31, 2007	For the Twelve Months Ended December 31, 2006
Revenues:
Investment income	$35,900	$22,615	$129,416	$64,631
Property operating income	1,756	2,298	7,004	6,100
Other income	1,010	719	4,609	3,322

Total revenues	38,666	25,632	141,029	74,053

Expenses:
Interest expense, net	25,579	14,241	93,852	42,181
Management fees	1,694	2,071	7,695	6,515
Property operating expenses	853	1,376	3,950	3,110
Other general and administrative (including $596, $1,088, $1,292, and $3,867 respectively of stock-based compensation)	2,748	3,479	9,351	10,404
Depreciation/amortization	410	368	2,053	1,532
Loss on impairment of asset	—	—	7,764	—
Provision for loan loss	19,650	—	19,650	—

Total expenses	50,934	21,535	144,315	63,742

Gain (loss) on sale of investment	—	—	(500)	258
Gain (loss) on derivatives	(157)	(82)	(1,923)	3,552

Income (loss) from continuing operations before equity in net loss of unconsolidated joint ventures	(12,425)	4,015	(5,709)	14,121
Equity in net loss of unconsolidated joint ventures	(1,270)	(502)	(5,721)	(453)

Income (loss) before minority interest and discontinued operations	(13,695)	3,513	(11,430)	13,668
Minority interest	(21)	(34)	(132)	(75)

Income (loss) from continuing operations	(13,674)	3,547	(11,298)	13,743
Discontinued Operations:
Operating results from discontinued operations	(4,150)	—	(4,739)	—
Loss on impairment of asset held for sale	—	—	(54,729)	—

Loss from discontinued operations	(4,150)	—	(59,468)	—

Net income (loss)	$(17,824)	$3,547	$(70,766)	$13,743

Weighted-average shares of common stock outstanding:
Basic	30,389,162	30,138,217	30,286,957	22,668,444

Diluted	30,389,162	30,334,188	30,286,957	22,837,282

Basic earnings per share:
Income (loss) from continuing operations	$(0.45)	$0.12	$(0.37)	$0.61

Loss from discontinued operations	$(0.14)	$—	$(1.96)	$—

Diluted earnings per share:
Income (loss) from continuing operations	$(0.45)	$0.12	$(0.37)	$0.60

Loss from discontinued operations	$(0.14)	$—	$(1.96)	$—

Dividends declared per share of common stock	$0.21	$0.19	$0.80	$0.82

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CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc.

Consolidated Balance Sheets

(Amounts in thousands, except per share and share data)

	December 31, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets:
Cash & cash equivalents	$25,954	$17,933
Restricted cash	137,004	59,520
Loans and other lending investments, net	1,362,054	1,090,874
Commercial mortgage backed securities, at fair value	236,134	222,333
Real estate, net	65,495	66,277
Investment in joint ventures	53,145	41,046
Derivative assets	125	373
Accrued interest	9,304	6,656
Other assets	25,658	17,677
Assets held for sale	154,426	—

Total assets	$2,069,299	$1,522,689

Liabilities and Stockholders’ Equity:
Liabilities:
Bonds payable	$1,339,500	$508,500
Repurchase obligations	144,183	433,438
Mortgage payable	54,899	52,194
Note payable	21,736	—
Derivative liabilities	40,403	7,549
Management fee payable	566	712
Dividends payable	6,493	5,814
Accounts payable and accrued expenses	8,439	4,739
Other liabilities	39,732	47,060
Junior subordinated deferrable interest debentures held by trusts that issued trust preferred securities	50,000	50,000
Liabilities related to assets held for sale	149,869	—

Total liabilities	1,855,820	1,110,006

Commitments and contingencies	—	—

Minority interest	663	813

Stockholders’ Equity:
Preferred stock, par value $.01 per share: 50,000,0000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $.01 per share: 100,000,000 shares authorized; 30,920,225 and 30,601,142 shares issued and outstanding at December 31, 2007 and December 31, 2006 respectively	309	306
Additional paid-in capital	422,275	420,986
Accumulated other comprehensive loss	(106,406)	(1,469)
Accumulated deficit	(103,362)	(7,953)

Total stockholders’ equity	212,816	411,870

Total liabilities and stockholders’ equity	$2,069,299	$1,522,689

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CBRE Realty Finance, Inc.

CBRE Realty Finance, Inc.

Funds From Operations and Adjusted Funds From Operations

(Unaudited, amounts in thousands, except per share and share data)

	For the Three Months Ended December 31, 2007	For the Three Months Ended December 31, 2006	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006
Funds from operations:
Net income (loss)	$(17,824)	$3,547	$(70,766)	$13,743
Gain (losses) from debt restructuring	—	—	—	—
Gain (losses) from sale of property	—	—	—	—
Real estate depreciation and amortization:
Consolidated partnerships	306	802	1,859	1,492
Unconsolidated ventures	2,784	769	10,391	2,027

Funds from operations	$(14,734)	$5,118	$(58,516)	$17,262

Adjusted funds from operations:
Amortization of deferred stock-based compensation	596	1,088	1,292	3,867
Straight-line rental expense	—	—	—	—
Straight-line rental income - unconsolidated ventures	(1,708)	(287)	(2,146)	(287)
Unrealized loss on derivatives	98	—	187	25
Fair value lease revenue (SFAS 141)	—	(62)	(11)	(62)
Fair value lease revenue (SFAS 141) - unconsolidated ventures	(315)	—	(1,122)	—
Discontinued operations	4,150	—	59,468	—

	$(11,913)	$5,857	$(848)	$20,805

Weighted-average shares of common stock outstanding:
Basic	30,389,162	30,138,217	30,286,957	22,668,444

Diluted	30,389,162	30,334,188	30,286,957	22,837,282

FFO share of common stock:
Basic	$(0.48)	$0.17	$(1.93)	$0.76

Diluted	$(0.48)	$0.17	$(1.93)	$0.76

AFFO share of common stock:
Basic	$(0.39)	$0.19	$(0.03)	$0.92

Diluted	$(0.39)	$0.19	$(0.03)	$0.91

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CBRE Realty Finance, Inc.

Funds from Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) are non-GAAP financial measures, which are widely recognized measures of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated/uncombined partnerships and joint ventures. The Company presents FFO and AFFO because it considers them important supplemental measures of its operating performance and believes that they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. The Company also uses FFO and AFFO as one of several criteria to determine performance-based equity bonuses for members of the Company’s senior management team. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs, providing perspective not immediately apparent from net income. The Company considers gains and losses on the sale of debt investments to be a normal part of its recurring operations and therefore does not exclude such gains and losses while arriving at FFO.

AFFO is a computation often made by REIT industry analysts and investors to measure a real estate company’s cash flow generated from operations. The Company believes that AFFO is helpful to investors as a measure of its liquidity position because, along with cash generated from operating activities, this measure provides investors with an understanding of its ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, the Company’s use of AFFO may assist investors in comparing its liquidity position with that of other REITs. Further, it is the financial measure upon which incentive compensation payable under the Company’s management agreement is payable.

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CBRE Realty Finance, Inc.

The Company calculates AFFO by subtracting from or adding to FFO:

•

normalized recurring expenditures that are capitalized by us and then amortized, but which are necessary to maintain the Company’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•	an adjustment to reverse the effects of straight-lining of rents and fair value lease revenue under SFAS 141;

•	the amortization or accrual of various deferred costs including intangible assets and equity based compensation; and

•	unrealized gains or losses on derivative transactions

•	results from discontinued operations

The Company’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, may not be comparable to such other REITs.

Neither FFO nor AFFO represent cash generated from operating activities or net income in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as a measure of liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company’s ability to make cash distributions. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.